Exhibit 10.1

FOURTH AMENDMENT TO LOAN AND SECURITY AGREEMENT

THIS FOURTH AMENDMENT TO LOAN AND SECURITY AGREEMENT AND WAIVER (this “Amendment”) , dated as of July 6, 2020, is entered into by and among ENSERVCO CORPORATION, a Delaware corporation, DILLCO FLUID SERVICE, INC., a Kansas corporation, HEAT WA YES HOT OIL SERVICE LLC, a Colorado limited liability company, HEAT WAVES WATER MANAGEMENT LLC, a Colorado limited liability company (collectively, “Borrowers”), and EAST WEST BANK, a California banking corporation (“Lender”), with reference to the following facts:

RECITALS

A.     Borrowers and Lender previously entered into that certain Loan and Security Agreement, dated as of August 10, 2017, as amended by the First Amendment to Loan and Security Agreement dated as of November 20, 2017, the Second Amendment to Loan and Security Agreement dated as of October 26, 2018, and the Third Amendment to Loan and Security Agreement and Waiver dated as of August 14, 2019 (collectively, the “Loan Agreement”), pursuant to which Lender provides certain loans and other credit accommodations to Borrowers..

B.      Borrower and Lender wish to make certain amendments to the Loan Agreement as set forth herein.

NOW, THEREFORE, the parties hereto agree as follows:

1.      Defined Terms. Any and all initially capitalized terms used, but not expressly defined herein (including, without limitation, in the recitals hereto), shall have the respective meanings specified in the Loan Agreement.

2.       Amendments to Agreement.

(a)     Section 2.2 of the Agreement is hereby amended by restating subpart (c) in its entirety as follows:

“(c)   Payments. Interest hereunder on each Prime Rate Loan shall be due and payable on the first calendar day of each month during the term hereof. Interest hereunder on each LIBOR Loan shall be due and payable on the last day of each Interest Period applicable to such LIBOR Loan, provided that if the Interest Period for any LIBOR Loan is longer than three (3) months, interest on such LIBOR Loan shall be payable on the day that is three (3) months after the start of such LIBOR period and on the last day of such LIBOR period. Lender shall, at its option, charge such interest, all Lender Expenses, all Periodic Payments and all other Obligations against any of Borrowers' deposit accounts or against the Revolving Line, in which case those amounts shall thereafter accrue interest at the rate then applicable hereunder. Notwithstanding the foregoing, effective July 1, 2020, all Interest due on the Revolving Line shall be capitalized and compounded by becoming part of the Obligations, and such interest shall thereafter accrue interest at the rate then applicable hereunder.”

(b)     Exhibit “A” Definitions of the Agreement hereby amended by deleting the definition of “Letter of Credit Sublimit” in its entirety.

(c)     Section 2.1(b) of the Agreement is hereby amended by deleting item (iv) entitled “Letter of Credit Sublimit” in its entirety.

3.       Conditions Precedent. The effectiveness of this Amendment shall be subject to the prior satisfaction of each of the following conditions:

(a)     Lender shall have received this Amendment, duly executed by each Borrower; and

(b)     Lender shall have received such other documents and completion of such other matters as Lender may reasonably deem necessary or appropriate.

4.        Miscellaneous.

(a)     Survival of Representations and Warranties. All representations and warranties made in the Loan Agreement or in any other Loan Document shall survive the execution and delivery of this Amendment.

(b)     References to the Loan Agreement. The Loan Agreement, each of the other Loan Documents, and any and all other agreements, documents or instruments now or hereafter executed and delivered pursuant to the terms hereof, or pursuant to the terms of the Loan Agreement as amended hereby, are hereby amended so that any reference therein to the Loan Agreement shall mean a reference to the Loan Agreement as amended by this Amendment.

(c)     Loan Agreement Remains in Effect. The Loan Agreement and the other Loan Documents remain in full force and effect, and each Borrower hereby ratifies and confirms its agreements and covenants contained therein. Each Borrower hereby confirms that, after giving effect to this Amendment, no default or Event of Default shall have occurred and be continuing.

(d)     Severability. Any provision of this Amendment held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Amendment and the effect thereof shall be confined to the provision so held to be invalid or unenforceable.

(e)     Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of California applied to contracts to be performed wholly within the State of California.

(f)     Counterparts. This Amendment may be executed in two or more counterparts, each of which when so executed shall be deemed to be an original, but all of which when taken together shall constitute one and the same instrument.

(g)     Headings. The headings, captions and arrangements used in this Amendment are for convenience only and shall not affect the interpretation of this Amendment.

(h)     Expenses of Lender. Borrowers jointly and severally agree to pay on demand all costs and expenses reasonably incurred by Lender in connection with the preparation, negotiation and execution of this Amendment, including, without limitation, the reasonable fees and expenses of Lender's legal counsel.

(i)     NO ORAL AGREEMENTS. THIS AMENDMENT REPRESENTS THE FINAL AGREEMENT AMONG THE PARTIES HERETO WITH REGARD TO THE SUBJECT MATTER HEREOF AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS

OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES HERETO.

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IN WITNESS WHEREOF, the parties hereto have entered into this Amendment by their respective duly authorized officers as of the date first above written.

BORROWERS:

ENSERVCO CORPORATION,

a Delaware corporation

By:    /s/ Marjorie Hargrave

Name: Marjorie Hargrave

Title: Chief Financial Officer

DILLCO FLUID SERVICE, INC.,

a Kansas corporation

By:    /s/ Marjorie Hargrave

Name: Marjorie Hargrave

Title: Chief Financial Officer

HEAT WAVES HOT OIL SERVICES LLC,

     a Colorado limited liability company

By:    /s/ Marjorie Hargrave

Name: Marjorie Hargrave

Title: Chief Financial Officer

HEAT WAVES WATER MANAGEMENT, LLC,

a Colorado limited liability company

By:    /s/ Marjorie Hargrave

Name: Marjorie Hargrave

Title: Chief Financial Officer

LENDER:

EAST WEST BANK,

a California banking corporation

By:    /s/ Frank Chan

Name: Frank Chan

Title: Senior Vice President

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